EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

OF WILLIAM L. HUNTER, M.D.

This amendment to the Executive Employment Agreement (“Agreement”) dated April 23, 2004, between William L. Hunter, M.D. (“Employee”) and Angiotech Pharmaceuticals, Inc. (“Angiotech”) is effective as of, and only upon, closing of the contemplated recapitalization transaction with Angiotech’s 7.75% Senior Subordinated Note Holders (“Transaction”) currently anticipated to be April 28, 2011.

WHEREAS, Section 7.8 of the Agreement provides that the Agreement may be amended by entering into a written amendment signed by the parties;

WHEREAS, “Recapitalization Support Agreement” shall mean an agreement dated as of October 29, 2010, pursuant to which certain 7.75% Senior Subordinated Noteholders agree with Angiotech and certain subsidiaries thereof to complete the Transaction; and

WHEREAS, the Employee and Angiotech wish to amend the Agreement as described below.

THEREFORE, it is agreed as follows:

1.	None of the following will constitute or result in, or be deemed to constitute or result in, a “Change of Control” under the Agreement or the Executive Change of Control Agreement attached as Exhibit C to the Agreement (“Change of Control Agreement”): (i) Angiotech entering into any agreement or agreements to effect the Transaction, (ii) the granting of shareholder approval of the Transaction, (iii) the closing of the Transaction and appointment of the new board of directors; or (iv) any subsequent change of shareholdings among the parties to the Recapitalization Support Agreement or the entering into of a voting or other agreement among such parties in respect of their shareholdings.

2.	Paragraph 3.3 of the Agreement is deleted in its entirety and replaced with the following:

“3.3. Stock Options and Other Equity-Based Awards. The Employee shall be eligible to receive options to purchase shares of the common stock of the Company, and to receive other equity-based incentives, as determined by the Board from time to time. The terms and conditions of such options and equity-based incentives shall be governed by the stock option plan or other equity-based incentive plan (each, a “Plan”) applicable to such options or equity-based incentives (each, an “Award”), and by the agreements between the Company and the Employee in respect of such Awards (“Award Agreements”). In the event a Change of Control occurs, all Awards shall become vested and, subject to paragraph 4.4(d), shall remain exercisable through the last day of the original term. If there is a conflict between the terms of this Agreement and the terms of any Plan or Award Agreement, this Agreement will prevail and govern unless prohibited by applicable laws or regulatory requirements, in which case the terms of such Plan or Award Agreement will prevail and govern to the extent required by such laws or regulatory requirements.”

3.	Paragraph 4.4(d) of the Agreement is deleted in its entirety and replaced with the following:

(d)	“Stock Options and other Equity-Based Awards. If the Employee holds any Awards which are not vested as of the Termination Date in accordance with the provisions of the applicable Plan or Award Agreement, then, as of the Termination Date, each such Award shall be fully vested and shall remain exercisable until the earlier of: (i) the one year anniversary of the Termination Date; and (ii) the last day of the original term of the Award; provided, however, that if the stock which may be obtained on exercise of any such Award is not listed on the NASDAQ or Toronto Stock Exchange on the Termination Date, then each such Award shall remain exercisable until the earlier of: (i) the one year anniversary of the underlying stock becoming publicly tradable or listed on a public exchange; or (ii) the last day of the original term of the Award.”

4.	The Employee will not exercise, or seek to exercise, any of his rights under paragraph 4.5 of the Agreement until at least one year after the date of closing of the Transaction;

5.	Paragraph 3 of the Change of Control Agreement is deleted in its entirety and replaced with the following:

“3.	Rights Upon Termination Due to Change of Control – In addition to any other rights the Employee may have against the Company, if at the time of a Change of Control or within twelve (12) months after the occurrence of a Change of Control, either:

(a)	the Employee voluntarily resigns his employment for Good Reason; or

(b)	the Company terminates the Employee’s employment for any reason;

then the Employee shall, subject to the terms and conditions of Section 4.4 of the Executive Employment Agreement, be entitled to the payments and benefits specified in Section 4.4. of that Agreement.”

6.	Except as set out herein, all other terms and conditions of the Agreement shall remain unchanged.

TO EVIDENCE THEIR AGREEMENT the parties have executed this Agreement on the dates appearing below.

SIGNED, SEALED AND DELIVERED by WILLIAM L. HUNTER, M.D. in the presence of:	) ) )
)
/s/ Estelle de Jager	)
(Signature))
	)	/s/ William L. Hunter, M.D.
Estelle de Jager	)	WILLIAM L. HUNTER, M.D.
(Print Name))
)
3228 Mariner Way, Coquitlam	)	April 5, 2011
(Address))
)
Executive Assistant	)
(Occupation)

ANGIOTECH PHARMACEUTICALS, INC.

By:

/s/ Tammy Neske
Authorized Signatory

Date:	March 29, 2011